 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 The 2014 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on April 23, 2014.  At the 2014 Annual Meeting, shareholders approved all of the proposals which included (i) the election of six directors; three directors for a three-year term, two directors for a two-year term and one director for a one-year term and until their successors have been elected and qualified; (ii) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2014.

The following table reflects the tabulation of votes with respect to the election of directors at the 2014 Annual Meeting:

Nominee	For	Withheld
Thomas W. Schneider, 1 Year Term	2,238,836	12,802
John F. Sharkey, III, 2 Year Term	2,183,186	68,452
Adam C. Gagas, 2 Year Term	2,238,836	12,802
Chris R. Burritt, 3 Year Term	2,084,732	166,906
William A. Barclay, 3 Year Term	2,238,836	12,802
George P. Joyce, 3 Year Term	2,238,836	12,802

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2014:

	For	Against	Abstain
Bonadio & Co. LLP	2,594,588	9,913	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: April. 23, 2014	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer